Exhibit 10.17

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE NOTE PURCHASE AGREEMENT AMONG STEMLINE THERAPEUTICS, INC. AND THE OTHER PARTIES THERETO DATED AS OF MARCH 16, 2010, AS AMENDED FROM TIME TO TIME, AND IS ENTITLED TO THE BENEFITS THEREOF.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.  YOU MAY CONTACT THE ISSUER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF OID AND THE YIELD TO MATURITY OF THIS NOTE.

STEMLINE THERAPEUTICS, INC.

SENIOR UNSECURED

CONVERTIBLE NOTE

US$1,250,000	New York, NY
N-5	March 16, 2010

Section 1.                                           General.

For value received, STEMLINE THERAPEUTICS, INC., a Delaware corporation (including any successor thereto (by way of merger, consolidation, sale or otherwise), the “Company”), hereby promises to pay on March 16, 2015 or, if earlier, the date pursuant to Section 6 hereof (the “Maturity Date”) to the order of NB Athyrium LLC, or its permitted successors or assigns (the “Holder”), the principal sum of US$1,250,000 or such part thereof as from time to time remains outstanding, whichever is less, together with interest on the outstanding principal balance hereof until such principal balance and interest shall have been paid in full.  All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.  Interest on the unpaid balance of the principal amount of this Note shall accrue at the rate of two and forty-five hundredths percent (2.45%) per annum (computed on the basis of a 365-day year and the actual number of days elapsed) (the “Interest Rate”) until repayment or conversion.  Unless converted into capital stock of the Company pursuant to Section 3 hereof, the outstanding principal amount hereof plus all accrued interest hereon (collectively, the “Subject Amount”) shall be payable by wire transfer of immediately available funds to the account of the Holder or by certified or official bank check payable to the Holder mailed to the Holder at the address of the Holder as set forth on the records of the Company or such other address as shall be designated in writing by the Holder to the Company.

This Note is being issued, together with other substantially similar notes in the aggregate principal amount of US$1,250,000 (collectively, the “Notes”), pursuant to the Note Purchase Agreement dated as of March 16, 2010 (the “Purchase Agreement”) by and among the Company and the other parties thereto.  Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

The Maturity Date may be extended (unless previously pre-paid, converted or accelerated) by the written action of the holders of a majority of the aggregate principal amount of the Notes then outstanding (a “Holder Majority”).

The indebtedness evidenced by this Note shall be senior in right of payment and priority to all obligations to any Person for borrowed money.

Section 2.                                           Prepayment.

(a)                                 Except as set forth in Section 2(b) below, this Note may not be prepaid in whole or in part without the written consent of a Holder Majority.  All payments made on the Notes shall be made on a pro rata basis (based upon the principal amount of the Notes then held by each such Holder).  Any partial payments of indebtedness represented by this Note shall be applied first to interest accrued to the date of prepayment and then to the payment of principal.

(b)                                 This Note may be prepaid by the Company, at the Company’s sole option, upon giving ten days prior written notice (the “Prepayment Notice Period”) to the Holders, in any of the following circumstances:  (i) $400,000 of the aggregate Subject Amount then outstanding pursuant to the Notes may be prepaid in one payment on or before December 16, 2010; (ii) all (but, except as permitted pursuant to clause (i) of this Section 2(b), not less than all) of the Subject Amount then outstanding pursuant to all of the Notes may be prepaid at any time prior to the first to occur of (x) the Qualified Financing (defined below) and (y) March 16, 2012; and (iii) all (but not less than all) of the Subject Amount then outstanding pursuant to all of the Notes may be prepaid from the proceeds of any licensing or collaboration transaction entered into by the Company which may or may not include an equity issuance in connection therewith (other than an equity issuance that would constitute a Qualified Financing, a Non-Qualified Financing or a Change of Control) (a “Partnering Transaction”) at any time prior to the Maturity Date.  In the event that a Holder Majority provides the Company with an Optional Conversion Notice in accordance with Section 3(b) prior to the end of the Prepayment Notice Period, then the Notes shall not be prepaid by the Company but shall instead be converted into Non-Qualified Financing Securities pursuant to the terms of Section 3(b).

Section 3.                                           Conversion.

(a)                                 Conversion Upon a Qualified Financing.  At the closing of any Qualified Financing, if this Note remains outstanding, the Subject Amount shall be converted into shares of the same securities (“Qualified Financing Securities”) sold by the Company in (and simultaneously with) the Qualified Financing.  The number of shares of Qualified Financing Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the Subject Amount as of the date of the closing of the Qualified Financing by (ii) the price per share of the Qualified Financing Securities sold in such Qualified Financing.  The Qualified Financing Securities issuable upon such conversion of this Note shall be of the same type and at the same price as the Qualified Financing Securities issued in the Qualified Financing and shall otherwise be issued on substantially the same terms and conditions applicable to the Qualified Financing for a like number of Qualified Financing Securities.  The Holder of this Note agrees to execute and deliver the same documents in the Qualified Financing as are executed and delivered by the investors in such Qualified Financing, if any, who are not holders of the Note.  As used herein, a “Qualified Financing” means the issuance and sale in one or more related transactions by the Company of preferred stock pursuant to a financing led by an institutional investor (not including a Neuberger Purchaser) in a bona fide arms’ length transaction in which the aggregate net proceeds received by the Company are not less than US $10,000,000 (including the aggregate Subject Amount of all Notes converted into Qualified Financing Securities).

(b)                                 Optional Conversion.  Prior to the Maturity Date, a Holder Majority may elect, by written notice (the “Optional Conversion Notice”) to the Company, to convert all (but not less than all) of the Notes into the capital stock (the “Non-Qualified Financing Securities”) sold by the Company in a Non-Qualified Financing.  Any such conversion shall occur simultaneously with the consummation of the Non-Qualified Financing, subject to the terms and conditions set forth herein.  The Company shall give the Holder not less than ten days prior written notice of any Non-Qualified Financing (an “NQF Notice”) and the Holder Majority must deliver any Optional Conversion Notice to the Company not later than five days after receiving such NQF Notice.  The number of shares of Non-Qualified Financing Securities to be issued upon such conversion of this Note shall be equal to the quotient obtained by dividing (i) the Subject Amount as of the date of the closing of the Non-Qualified Financing by (ii) the price per share of the Non-Qualified Financing Securities sold in such Non-Qualified Financing.  The Non-Qualified Financing Securities issuable upon such conversion of this Note shall be of the same type and at the same price as the Non-Qualified Financing Securities issued in the Non-Qualified Financing and shall otherwise be issued on substantially the same terms and conditions applicable to the Non-Qualified Financing for a like number of Non-Qualified Financing Securities.  The Holder of this Note agrees to execute and deliver the same documents in the Non-Qualified Financing as are executed and delivered by the investors in such Non-Qualified Financing, if any, who are not holders of the Note.  A “Non-Qualified Financing” means the issuance and sale by the Company of capital stock pursuant to a financing in which the aggregate net proceeds received by the Company are at least US $10,000,000 (including the aggregate Subject Amount of all Notes converted into Non-Qualified Financing Securities).  Notwithstanding the foregoing, a Non-Qualified Financing shall not include (i) the issuance at fair market value, as determined in good faith by the Board of Directors of the Company, by the Company (in one or more transactions) of up to 227,759 shares of Common Stock in the aggregate or (ii) any Qualified Financing.  In the event that in any Non-Qualified Financing some or all of the consideration paid for the Non-Qualified Financing Securities is non-cash consideration, the price per share of the Non-Qualified Financing Securities, for purposes of determining the number of Non-Qualified Financing Securities to be received for Notes converted pursuant to this Section 3(b), shall be determined in good faith by the Board of Directors of the Company.

(c)                                  Payment Upon a Change of Control or Other Liquidation Preference Event.  Promptly but in no event less than five (5) business days prior to a Change of Control or Other Liquidation Preference Event, the Company shall give the Holder of this Note notice of such Change of Control or Other Liquidation Preference Event.  So long as this Note remains outstanding, the Holder of this Note shall be entitled to receive immediately prior to a Change of Control transaction or Other Liquidation Preference Event, at the written election of a Holder Majority, some or all of the Subject Amount.  As used herein, a “Change of Control” means (A) the acquisition by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) by a Person or group (other than the Holder of any Note or Ivan Bergstein, M.D.) of the Company’s or the surviving entity’s outstanding capital stock representing greater than 50% of the voting power of the Company or such surviving entity immediately after such transaction or series of transactions, (B) the disposition by existing holders of the Company’s outstanding capital stock holding greater than 50% of the voting power of the Company on the date hereof or (C) a sale, lease, license or other conveyance of all or substantially all of the assets of the Company.  An “Other Liquidation Preference Event” means an event that is not a Change of Control which shall result in the payment of liquidation preference to any class or series of the Company’s capital stock.  Notwithstanding anything contained in this Section 3(c), the Holder shall not be entitled to receive payment pursuant to this Section 3(c) in connection with any Qualified Financing or any Partnering Transaction entered into by the Company and a party that is not an Affiliate of the Company on arm’s length terms and such Partnering Transaction shall not be deemed to be either a Change of Control or Other Liquidation Preference Event.

(d)                                 Acceleration Upon Initial Public Offering.  Within 60 days after the closing of the Company’s first underwritten public offering of its Common Stock registered under the Securities Act of 1933, in which the Company receives not less than $15,000,000 in net proceeds (after deducting all fees, including underwriter compensation, and expenses incurred in connection with such public offering), if this Note remains outstanding, the Holder shall be entitled to receive, at the written election of a Holder Majority, some or all of the Subject Amount.

(e)                                  Surrender and Issuance.  Upon the occurrence of any conversion specified in this Section 3, the Holder shall surrender the Note at the office of the Company for the applicable amount of the Qualified Financing Securities or Non-Qualified Financing Securities.  Thereupon, there shall be issued and delivered to such Holder the securities into which the Note surrendered was convertible on the date on which such conversion occurred.  The Company shall not be obligated to issue the Qualified Financing Securities or Non-Qualified Financing Securities, as applicable, issuable upon such conversion unless the Note being converted is either delivered to the Company or the Holder notifies the Company or any transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company (and pursuant to which the Holder need not provide security) to indemnify the Company from any loss incurred by it in connection therewith.

(f)                                   No Fractional Interests.  The Company shall not be required to issue any fractional share of Qualified Financing Securities or Non-Qualified Financing Securities (or fractional interest in any other security) upon conversion of this Note.  As to any fraction of a share (or fractional interest in any other security) that the Holder would otherwise be entitled to receive upon such conversion, the Company shall pay cash in respect of such fraction in an amount equal to the same fraction of the price of the Qualified Financing Securities or Non-Qualified Financing Securities, as determined in good faith by the Board of Directors of the Company.

Section 4.                                           Defenses.

The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 5.                                           Events of Default.

The occurrence of any of the following events shall be deemed to constitute an “Event of Default” hereunder: (a) the failure of the Company or any Wholly-Owned Subsidiary, as applicable, to pay any principal amount of this Note or any of the other Notes, together with all accrued but unpaid interest, on the Maturity Date or when requested by Holder Majority to pay pursuant to Sections 3(c) or 3(d); (b) the failure of the Company or any Wholly-Owned Subsidiary, as applicable, to perform any covenant or agreement in any material respect (including without limitation the agreement to issue shares of capital stock upon any conversion of the Notes) set forth in this Note, any of the other Notes and any of the other Transaction Documents and such failure shall continue unremedied for a period of twenty (20) days after written notice of such failure is given to the Company; (c) any representation or warranty made by the Company in this Note, any of the other Notes or any of the other Transaction Documents shall prove to have been incorrect in any material respect when made; (d) any default with respect to any outstanding indebtedness due to third parties for borrowed money, which individually or in the aggregate, is in excess of US$25,000 if (i) such default relates to the failure to pay the principal amount of any such indebtedness on its stated maturity date or (ii) otherwise the effect of such default is to accelerate the maturity of such indebtedness; (e) any monetary judgment, writ or warrant of attachment or similar process shall be entered or filed against the Company or any Wholly-Owned Subsidiary or any of their respective assets or properties which would reasonably be expected to have a material adverse effect on the Company and its Wholly-Owned Subsidiaries, taken as a whole, or any of their respective material assets or properties, taken as a whole, and shall remain undischarged for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or (f) any Liquidation Event.  As used herein, “Liquidation Event” means the occurrence or institution by or against the Company or any of its material subsidiaries of (i) any bankruptcy, reorganization, receivership or insolvency proceeding, (ii) any appointment of a receiver or custodian for all or a substantial portion of the Company’s or any such material subsidiary’s property; (iii) any assignment for the benefit of, or composition or arrangement with, the creditors of the Company or any of its material subsidiaries (whether or not pursuant to bankruptcy or other insolvency laws), (iv) any dissolution, liquidation, or other marshalling of the assets and liabilities of the Company or any of its material subsidiaries; or (v) any voluntary or involuntary ceasing of operations of the Company or any of its material subsidiaries other than as a result of a Change of Control or Other Liquidation Preference Event.  As soon as practicable, and in any event within five (5) days, upon the occurrence of an Event of Default, or any event that with the giving of notice or the passage of time or both would become an Event of Default, the Company shall provide the Holder of the Note with a certificate from the chief financial officer of the Company setting forth the facts relating to or giving rise to such Event of Default or event and the action which the Company proposes to take with respect thereto.

Section 6.                                           Rights Upon Default.

Upon the occurrence and during the continuation of any Event of Default, except for a Liquidation Event, a Holder Majority may: (i) declare the entire unpaid principal of the Notes and any accrued interest thereon due and payable immediately and (ii) take any and all other actions available to an unsecured creditor under the laws of the State of New York and all other rights available at law or in equity to collect and otherwise enforce the Notes; provided however, the Holders shall not undertake any of the actions described in clauses (i) or (ii) of this Section 6 or any other enforcement or collection with respect to this Note in the absence of the approval of a Holder Majority.  If there shall occur any Liquidation Event, the entire unpaid principal and accrued but unpaid interest on this Note shall automatically become due and payable, without any requirement by the Holder to give notice, present the Note, make demand, protest or give other notice of any kind of character, all of which are hereby expressly waived, anything herein to the contrary notwithstanding.

Section 7.                                           Protective Provisions.

(a)                                 So long as this Note is outstanding, without the prior written consent of a Holder Majority, the Company will not nor will it permit any of its Wholly-Owned Subsidiaries to: (i) except for the issuance of the Notes pursuant to the Purchase Agreement, create, incur, assume or suffer to exist any debt or similar obligations for borrowed money or guarantees other than those unsecured and subordinated to this Note on terms reasonably satisfactory to a Holder Majority; (ii) pay or make provision for payment of any kind of cash or deferred compensation to its directors, officers, employees or stockholders other than consistent with customary practice or prevailing market conditions; (iii) enter into a new line of business outside of the biopharmaceutical industry; (iv) encumber or grant any Lien or security interest in any of its assets or properties except for purchase-money security interests; (v) make any investments in, or loans to, any third party (other than as permitted under Section 7(c)); (vi) sell, transfer, gift or otherwise dispose of any assets of the business other than in the ordinary course of business; (vii) declare, set aside or pay any dividends on any of its capital stock; or (viii) purchase, redeem or otherwise acquire directly or indirectly any capital stock, options, warrants or other securities of the Company except for (A) the repurchase of the Preferred Shares contemplated by the Purchase Agreement, (B) the acquisition, repurchase or redemption of the securities of the Company held by (1) terminated employees, consultants or other service providers (other than Ivan Bergstein, M.D. and any member of the Board of Directors of the Company) and (2) Madoff Family LLC, so long as any such acquisition(s), repurchase(s) and/or redemption(s) by the Company in the aggregate do not exceed $250,000 or (C) the prepayment of the Notes.  As used herein, “Lien” means any mortgage, pledge, bailment, hypothecation, lien, security interest, encumbrance, conditional sale or other title retention device or arrangement (including a capital lease) whether relating to any property or right or the income or profits therefrom other than (x) any lien in respect of taxes not yet due and payable and (y) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company or such Wholly-Owned Subsidiary, and which have arisen in the ordinary course of business and shall be removed within a reasonable period.

(b)                                 So long as this Note is outstanding, (i) each Wholly-Owned Subsidiary, if any, formed by the Company shall unconditionally and irrevocably guarantee (in a form reasonably satisfactory to the Holder Majority) the Company’s payment of the Notes; and (ii) in the event that the Company forms any Non-Wholly Owned Subsidiary, the Company shall pledge (in a form reasonably satisfactory to the Holder Majority) to the holders of the Notes any and all equity interests held by the Company in such Non-Wholly Owned Subsidiary as security for the payment of the Notes.

(c)                                  So long as this Note is outstanding, without the prior written consent of a Holder Majority, (i) neither the Company nor any of its Wholly-Owned Subsidiaries shall (w) guarantee, assume or become liable for the indebtedness or any other obligations of any Non-Wholly Owned Subsidiary, (x) make any loans or advances to or investments in a Non-Wholly Owned Subsidiary in an aggregate amount in excess of $575,000 (other than as contemplated by the immediately following subclause (y)), (y) transfer assets to Non-Wholly Owned Subsidiaries except to the extent all such transfers constitute transfers of assets (1) not having a book or fair market value greater than $5,000,000 in the aggregate or (2) of less than, in the aggregate, 25% of the book or fair market value of the Company or any such Wholly-Owned Subsidiary, as applicable, or (z) enter into any transactions or agreements with a Non-Wholly Owned Subsidiary, other than transactions that are disclosed to the Holder at least 5 business days prior to being entered into and are on terms that are no less favorable to the Company and its Wholly-Owned Subsidiaries as those that would be obtained at the time from a Person who is not an Affiliate of the Company and its subsidiaries; and (ii) the Company shall not own less than 50% of the capital securities of any Non-Wholly Owned Subsidiary.

(d)                                 As used herein, “Wholly-Owned Subsidiary” means a subsidiary of the Company in which the Company owns 100% of the capital securities of such subsidiary, and “Wholly-Owned Subsidiaries” means two or more of such subsidiaries.

(e)                                  As used herein, “Non-Wholly Owned Subsidiary” means a subsidiary of the Company in which the Company owns less than 100% of the capital securities of such subsidiary, and “Non-Wholly Owned Subsidiaries” means two or more of such subsidiaries.

Section 8.                                           Information Rights.

So long as this Note is outstanding, the Company shall furnish the following to the Holder: (a) quarterly and annual financial reports in form consistent with past practice, to be furnished to the Holder within ninety (90) days after the end of each fiscal quarter, or with respect to annual reports during the third quarter of the following year, as applicable, (b) prior to the consummation of any Qualified Financing, Non-Qualified Financing or Change of Control, the quarterly reports or board packages, if any, provided to the Board of Directors of the Company (redacted to remove information that the Company in its reasonable judgment deems to be proprietary, confidential or may involve an actual or potential conflict of interest), to be furnished to the Holder simultaneously as to the Board of Directors, provided, however, if the Company fails to deliver such reports or board packages for any fiscal quarter, the Company shall provide to the Holder such reports or board packages at least once every six-month period and (c) any financial report provided by the Company to stockholders or lenders of the Company, to be furnished to the Holder simultaneously as to such stockholders or lenders.

Section 9.                                           Confidentiality.

Holder agrees that Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Note or the Purchase Agreement (including without limitation the existence of this Note, the Purchase Agreement or any related document and the terms and provisions hereof and thereof and including any notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 9 by the Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser, including a financial investment firm, (in each case, other than a Competitor (as defined in the Stockholders’ Agreement defined in the Purchase Agreement)) unless consented to by the Board of Directors of the Company) of this Note or any capital securities of the Company held by the Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 9; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Holder in the ordinary course of business, provided that the Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation or legal process, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  The Company acknowledges that at least some of the Holders are in the business of venture capital and other investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Holders from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

Section 10.                                    Transfer, Exchange or Replacement of Note.

(a)                                 Notwithstanding anything to the contrary, this Note may be transferred only upon its surrender to the Company for registration of transfer in the Register.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note in the Register.  Such payment shall be full discharge of the Company’s obligation to pay such interest and principal.  The transfer of any Note shall also be subject to any restrictions set forth herein or in the Purchase Agreement.

(b)                                 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 10 shall be dated as of the date of this Note.

(c)                                  Except as otherwise expressly set forth herein or in the Purchase Agreement, neither this Note nor any of the rights or obligations hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the Company and the Holder.  Any assignment in violation of this provision will be null and void.  Subject to the foregoing, this Note will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other Person will have any right, benefit or obligation hereunder.

Section 11.                                    Waivers.

The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

Section 12.                                    Amendments and Waivers.

No provision of this Note may be amended or waived except as provided herein or in the Purchase Agreement.

Section 13.                                    Governing Law.

This Note and any controversy arising out of or relating to this Note shall be governed by and construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.  The parties hereto also irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the City of New York for any actions, suits or proceedings arising out of or relating to this Note (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to a party’s principal business address shall be effective service of process for any action, suit or proceeding brought against it in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Note in the courts of the State of New York or the United States of America located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.                                    Usury.

All agreements between the Company and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agree to be paid to the Holder for the use or forbearance of the indebtedness represented by this Note exceed the maximum permissible under applicable law.  In this regard, it is expressly agreed that it is the intent of the Company and the Holder, in the execution, delivery and acceptance of the this Note, to contract in strict compliance with the laws of the State of New York.  If, under any circumstances whatsoever, performance or fulfillment of any provision of this Note or the Purchase Agreement at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity.

Section 15.                                    Notices.

The terms and provisions of Section 5.8 of the Purchase Agreement are expressly incorporated into this Note.

Section 16.                                    Other.

The Holder agrees that no stockholder, director or officer of the Company shall have any personal liability for the repayment of this Note.

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IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as a document under seal as of the date first written above.

STEMLINE THERAPEUTICS, INC.

By:	/s/ Ivan Bergstein
Name: Ivan Bergstein
Title: President and CEO